Exhibit 10.2

MCC SETTLEMENT TRUST AGREEMENT

This MCC SETTLEMENT TRUST AGREEMENT (the “MCC Settlement Trust Agreement”) is entered into as of October 21, 2004 (the “Effective Date”) by and among MCC Holdings, Inc. (f/k/a Mark Controls Corporation), a Delaware corporation (“MCC”), Mark M. Gleason, solely in his capacity as the Active Trustee hereunder, Wilmington Trust Company, a Delaware banking corporation (the “Delaware Trustee” and, collectively with the Active Trustee, the “Trustees”) solely in its capacity as the Delaware Trustee hereunder, and the Claimants Representative Committee (as defined herein). MCC, the Trustees and the Claimants Representative Committee may be referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, each Asbestos Claimant has filed one or more Asbestos Claim(s) against one or more MCC Entities;

WHEREAS, MCC is contemporaneously entering into the Master Settlement Agreement by which the parties thereto intend to resolve and settle all Asbestos Claims;

WHEREAS, in accordance with the Master Settlement Agreement, MCC (i) intends to establish the MCC Settlement Trust as an express trust, with MCC as settlor for the benefit of the Qualified Claimants and, under certain circumstances as provided herein, MCC, and (ii) shall transfer its rights, title and interests in certain assets to the MCC Settlement Trust as expressly provided hereunder;

WHEREAS, the parties to the Master Settlement Agreement have requested each of the Trustees to act as the Active Trustee and the Delaware Trustee, respectively, of the MCC Settlement Trust, and the Trustees have agreed to accept their appointment as such pursuant to the terms hereof; and

WHEREAS, the Parties desire to enter into this MCC Settlement Trust Agreement to confirm their agreements with respect to: (i) the creation of the MCC Settlement Trust, (ii) the establishment, maintenance, investment, and disbursement of the MCC Settlement Trust Assets, (iii) payment of Settlement Amounts to Qualified Claimants under the Master Settlement Agreement, and (iv) certain other matters relating to the foregoing, as hereafter provided.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used herein, capitalized terms have the meanings set forth below unless otherwise stated:

“Active Trustee” means Mark M. Gleason solely in his capacity as Active Trustee hereunder, and any permitted successor or assign.

“Administrative Expense Reserve” has the meaning set forth in Section 4.7(e) herein.

“Administrative Expenses” has the meaning set forth in Section 4.7(e) herein.

“Asbestos Claimant” has the meaning set forth in the Master Settlement Agreement.

“Asbestos Claim” and “Asbestos Claims” have the meanings set forth in the Master Settlement Agreement.

“Bankruptcy Code” has the meaning set forth in the Master Settlement Agreement.

“Cash Contribution” means $10,000,000 contributed by MCC as of the Effective Date.

“Certificate of Trust” means the Certificate of Trust of the MCC Settlement Trust in the form required by the Delaware Act, attached hereto as Exhibit 5.

“Claimants Representative Committee” has the meaning set forth in Section 5.1 herein.

“Claimants Representative Committee Member(s)” has the meaning set forth in Section 5.1 herein.

“Claims” has the meaning set forth in the Master Settlement Agreement.

“Claims Reviewer” has the meaning set forth in the Master Settlement Agreement.

“Crane” means Crane Co., a Delaware corporation.

“Crane Note” means the demand note dated the Effective Date, executed by Crane and payable to the order of MCC in the original principal amount of $270,000,000 in the form attached hereto as Exhibit 8.

“Delaware Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq., and any successor statute, as amended from time to time.

“Delaware Trustee” means Wilmington Trust Company, solely in its capacity as Delaware Trustee hereunder, and any permitted successor or assign.

“Effective Date” has the meaning set forth in the preamble herein.

“FCR” has the meaning set forth in Section 4.5 herein.

“FEIN” has the meaning set forth in Section 7.5 herein.

“Law Firm Representative” has the meaning set forth in the Master Settlement Agreement.

“Legal Change Event” has the meaning set forth in the Master Settlement Agreement.

“Master Settlement Agreement” means that certain Master Settlement Agreement entered into among MCC, the Claims Reviewer, the Secondary Claims Reviewer, the MCC Settlement Trust, the Claimants Representative Committee and the Asbestos Claimants, dated as of the date hereof, to which this MCC Settlement Trust Agreement is attached as Exhibit C.

“MCC” has the meaning set forth in the preamble herein.

“MCC Assignment” means the assignment of the Crane Note dated the Effective Date, executed by MCC, as assignor, to the MCC Settlement Trust, as assignee, in the form attached hereto as Exhibit 9.

“MCC Entity” and “MCC Entities” have the meanings set forth in the Master Settlement Agreement.

“MCC Plan of Reorganization” has the meaning set forth in the Master Settlement Agreement.

“MCC Settlement Trust” means the MCC Settlement Trust created hereby.

“MCC Settlement Trust Agreement” has the meaning set forth in the preamble herein.

“MCC Settlement Trust Assets” means (i) the Cash Contribution, (ii) the Crane Note, (iii) the MCC Assignment, and (iv) all proceeds of the foregoing.

“Nonconsensual Case” has the meaning set forth in the Master Settlement Agreement.

“Nonconsensual Case Filing Date” has the meaning set forth in the Master Settlement Agreement.

“Notice Parties” are those Parties listed in Section 9.4 herein.

“Participating Claimant” has the meaning set forth in the Master Settlement Agreement.

“Party” or “Parties” has the meaning set forth in the preamble herein.

“Person” has the meaning set forth in the Master Settlement Agreement.

“Plan of Reorganization” has the meaning set forth in the Master Settlement Agreement.

“Proceeding” has the meaning provided in the Master Settlement Agreement.

“Qualified Claimant” has the meaning set forth in the Master Settlement Agreement.

“Qualification Notice Form” has the meaning set forth in the Master Settlement Agreement.

“Release” has the meaning set forth in the Master Settlement Agreement.

“Reorganization Term Sheet” has the meaning set forth in the Master Settlement Agreement.

“Secondary Claims Reviewer” has the meaning set forth in the Master Settlement Agreement.

“Settlement Amount” has the meaning set forth in the Master Settlement Agreement.

“Settlement Payment” has the meaning set forth in the Master Settlement Agreement.

“Settlement Payments” has the meaning set forth in the Master Settlement Agreement.

“Trustees” has the meaning set forth in the preamble herein.

“524(g) Trust” has the meaning set forth in Section 4.5 herein.

ARTICLE II

DECLARATION OF MCC SETTLEMENT TRUST

2.1 Creation of the MCC Settlement Trust. MCC hereby creates this MCC Settlement Trust known as the “MCC Settlement Trust,” as provided for and referred to in the Master Settlement Agreement, for the benefit of Qualified Claimants and, under certain circumstances, MCC. The creation of this MCC Settlement Trust shall be effective upon the filing of the Certificate of Trust with the Secretary of State of the State of Delaware. It is the intention of the Parties hereto that the MCC Settlement Trust be established under and comply with the Delaware Act, and that this document constitutes the governing instrument of the MCC Settlement Trust. The Active Trustee may transact the business and affairs of the MCC Settlement Trust in the name “MCC Settlement Trust.” Each Qualified Claimant shall be bound by the terms and conditions of this MCC Settlement Trust Agreement and shall be deemed a beneficial owner with respect to his or her rights and interests in the MCC Settlement Trust Assets.

2.2 Purpose of the MCC Settlement Trust. The sole purpose of the MCC Settlement Trust is to distribute the MCC Settlement Trust Assets to the Qualified Claimants and, under certain circumstances, MCC, and otherwise hold the MCC Settlement Trust Assets as herein set forth, with no objective to engage in the conduct of a trade or business. Specifically, the purposes of the MCC Settlement Trust are: (i) to pay Settlement Amounts to the Qualified Claimants in accordance with the provisions of the Master Settlement Agreement and this MCC Settlement Trust Agreement, including, without limitation, ensuring all Settlement Payments are in accordance with and pursuant to Section 6.1 of the Master Settlement Agreement; (ii) to otherwise meet the purposes and requirements stated in the Master Settlement Agreement and this MCC Settlement Trust Agreement; and (iii) under certain circumstances as provided in Sections 3.5, 3.6 and 8.2 herein, to distribute certain MCC Settlement Trust Assets to MCC or the 524(g) Trust. In furtherance of these purposes, the Active Trustee is hereby authorized and directed to take all reasonable and necessary actions to hold the MCC Settlement Trust Assets and to distribute the MCC Settlement Trust Assets as hereinafter set forth, in as prompt, efficient and orderly a fashion as possible in accordance with the provisions of the Master Settlement Agreement and this MCC Settlement Trust Agreement.

2.3 Property of the MCC Settlement Trust. The MCC Settlement Trust shall hold the legal title to the MCC Settlement Trust Assets and shall hold such property in trust to be administered and distributed by it pursuant to the terms of this MCC Settlement Trust Agreement and the Master Settlement Agreement for the benefit of the Qualified Claimants. The Active Trustee is authorized to make disbursements and payments from the MCC Settlement Trust in accordance with this MCC Settlement Trust Agreement and the Master Settlement Agreement.

2.4 MCC’s Conveyance of MCC Settlement Trust Assets. Upon the Effective Date or as soon as practicable thereafter, MCC shall execute and deliver, or cause to be delivered, to the MCC Settlement Trust all of its rights, title and interest of MCC in the MCC Settlement Trust Assets. MCC shall cooperate and take such other actions as the Active Trustee may deem reasonably necessary or desirable in order to effectively transfer, convey and assign all rights, title and interests in and to the MCC Settlement Trust Assets.

2.5 Acceptance of Conveyance. The Active Trustee, on behalf of the MCC Settlement Trust, is hereby directed to, and the Active Trustee, on behalf of the MCC Settlement Trust, agrees that it will:

(a) accept delivery, on behalf of the MCC Settlement Trust, from MCC of the MCC Settlement Trust Assets pursuant to MCC’s funding obligations detailed in Section 2.4 herein;

(b) accept from MCC all assumptions and assignments, and all other instruments of conveyance required to be delivered by MCC with respect to the MCC Settlement Trust Assets transferred to the MCC Settlement Trust pursuant to or in connection with the Master Settlement Agreement or this MCC Settlement Trust Agreement;

(c) notify the Claimants Representative Committee of its receipt of the MCC Settlement Trust Assets within one (1) business day of such receipt;

(d) take such other action as may be required of the MCC Settlement Trust hereunder, including the receipt and acceptance as part of the MCC Settlement Trust Assets of any property and instruments which the MCC Settlement Trust may receive in connection with or in consideration of the MCC Settlement Trust Assets.

2.6 No Interest Retained by MCC. Upon the transfer of the MCC Settlement Trust Assets to the Active Trustee, MCC shall retain no further interest in the MCC Settlement Trust Assets.

2.7 Fiscal Year. The MCC Settlement Trust’s fiscal year shall end on December 31 of each year, unless the Active Trustee deems it necessary or appropriate to establish some other date on which the fiscal year of the MCC Settlement Trust shall end. The MCC Settlement Trust’s taxable year shall be the same as its fiscal year.

ARTICLE III

SETTLEMENT TRUST ADMINISTRATION

3.1 Qualified Claimants. Only Participating Claimants who become Qualified Claimants pursuant to the Master Settlement Agreement and are listed as Qualified Claimants on Exhibit 2 attached hereto (which may be updated from time to time by the Active Trustee pursuant to Qualification Notice Forms timely provided by the Claims Reviewer or the Secondary Claims Reviewer, as the case may be) are entitled to any rights, benefits or payments pursuant to and under this MCC Settlement Trust Agreement.

3.2 Notice of Qualification.

(a) Notification by the Claims Reviewer or the Secondary Claims Reviewer, as the case may be, to the MCC Settlement Trust that a Participating Claimant is eligible for payment and thus a Qualified Claimant shall be made in writing in accordance with the Qualification Notice Form attached as Exhibit F to the Master Settlement Agreement, and in accordance with the relevant sections of Articles V and VI of the Master Settlement Agreement, shall contain the following information:

(i) The identity of the Qualified Claimant and each such Qualified Claimant’s respective Law Firm Representative; and

(ii) The Qualified Claimant’s Settlement Amount and the amount and date of each payment to be made by the MCC Settlement Trust as determined pursuant to Article VI of the Master Settlement Agreement.

(b) The Active Trustee, on its own behalf and on behalf of the MCC Settlement Trust, shall be entitled to rely upon Qualification Notice Forms received from the Claims Reviewer or the Secondary Claims Reviewer, as the case may be, as conclusive evidence of (i) the Participating Claimant’s eligibility as a Qualified Claimant hereunder, and (ii) the Qualified Claimant’s Settlement Amount and the amount and date of each payment to be made by the MCC Settlement Trust.

3.3 Settlement Payments.

(a) The Active Trustee, on behalf of the MCC Settlement Trust, may draw on the Crane Note in accordance with its terms and, upon receipt of cash therefrom, shall make Settlement Payments (i) to the Law Firm Representative on behalf of a Qualified Claimant (and not directly to a Qualified Claimant), and (ii) only in accordance with and pursuant to Section 6.1 of the Master Settlement Agreement.

(b) Each Qualified Claimant’s Settlement Amount shall be reduced by the amount of all payments received by such Qualified Claimant from: (i) the MCC Settlement Trust or any successor trust; (ii) MCC or any third party paying claims on MCC’s behalf (whether directly or indirectly); or (iii) any trust formed pursuant to a MCC Plan of Reorganization confirmed pursuant to Section 1129 of the Bankruptcy Code.

(c) The Active Trustee, on behalf of the MCC Settlement Trust, and MCC shall notify each other in writing of any and all payments each made or makes to Qualified Claimants or any third party paying claims on MCC’s behalf (whether directly or indirectly). Each of the Active Trustee, on its own behalf and on behalf of the MCC Settlement Trust, and MCC shall be entitled to rely upon such notices received from the Active Trustee and MCC as conclusive evidence of said payment(s).

3.4 Terms and Conditions of the Crane Note. The Active Trustee, on behalf of the MCC Settlement Trust, may draw upon the Crane Note, as assigned to the MCC Settlement Trust by MCC pursuant to the MCC Assignment, in accordance with its terms; provided that, the Active Trustee may not draw on the Crane Note prior to the date that is one hundred twenty-five (125) days after the Effective Date.

3.5 Distribution of MCC Settlement Trust Assets Upon the Filing of a Non-Consensual Filing. As soon as practicable following the Nonconsensual Case Filing Date, the Active Trustee, on behalf of the MCC Settlement Trust, shall distribute to MCC all remaining MCC Settlement Trust Assets in excess of the sum of (i) any outstanding payments of Settlement Amounts due to Qualified Claimants as of the Nonconsensual Case Filing Date and (ii) any fees and expenses of the MCC Settlement Trust or the Active Trustee as permitted pursuant to this MCC Settlement Trust Agreement and shall thereafter assign the Crane Note to MCC.

3.6 Distribution of MCC Settlement Trust Assets Upon Termination Pursuant to Section 8.2 of the Master Settlement Agreement. As soon as practicable following termination of the Master Settlement Agreement pursuant to Section 8.2 thereof, the Active Trustee, on behalf of the MCC Settlement Trust, shall distribute to MCC all remaining MCC Settlement Trust Assets in excess of any fees and expenses of the MCC Settlement Trust or the Active Trustee as permitted pursuant to this MCC Settlement Trust Agreement and shall thereafter assign the Crane Note including if necessary, an assignment of the Crane Note to MCC.

ARTICLE IV

DUTIES AND POWERS OF THE TRUSTEES

4.1 Appointment of the Trustees.

(a) Active Trustee. There shall be one (1) Active Trustee. The initial Active Trustee shall be Mark M. Gleason.

(b) Delaware Trustee. So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. The initial Delaware Trustee shall be Wilmington Trust Company.

4.2 Term of Service. Each Trustee shall serve until the earlier of: (i) its resignation pursuant to Section 4.3(a) herein; (ii) its removal pursuant to Section 4.3(b) herein; or (iii) the termination of this MCC Settlement Trust pursuant to Section 8.1 herein.

4.3 Resignation and Removal of Trustee.

(a) Resignation of Trustee. Each Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the Claimants Representative Committee and MCC at least forty-five (45) days prior to the date of resignation set forth in the notice of resignation. Such resignation shall become effective after the day specified in such notice and on the day when a successor Trustee is appointed pursuant to Section 4.3(c) below and the successor Trustee accepts such appointment in writing.

(b) Removal of Trustee. In addition, each Trustee may be removed with or without cause at any time by written notice signed by the Claimants Representative Committee and MCC. Upon any such removal, such removed Trustee shall be entitled to any reimbursement and indemnification set forth in this MCC Settlement Trust Agreement which remain due and owing to such Trustee at the time of such removal. Such removal shall be effective when a successor Trustee is appointed pursuant to Section 4.3(c) below and the successor Trustee has accepted the appointment in writing.

(c) Appointment of a Successor Trustee. If, at any time, a Trustee gives notice of its intent to resign pursuant to this Section 4.3 or shall be removed or shall become incapable of acting, within forty-five (45) days thereafter, the Claimants Representative Committee and MCC shall choose and appoint a successor Trustee to act under this MCC Settlement Trust Agreement. If a successor Trustee shall not have been appointed within such forty-five (45) days, such Trustee, the Claimants Representative Committee or MCC may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, that a successor Trustee shall have been appointed as provided above. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided above.

(d) Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder in the form determined by the Claimants Representative Committee and MCC. Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of its predecessor in the MCC Settlement Trust hereunder with like effect as if originally named herein from that date forward. No successor Trustee shall be liable personally for any act or omission of any predecessor Trustee.

4.4 Powers of the Active Trustee. Subject to the limitations set forth in this MCC Settlement Trust Agreement, the Active Trustee shall have the power to take any and all actions that, in the Active Trustee’s judgment and discretion, are necessary and proper to fulfill the purposes of the MCC Settlement Trust, and shall include without limitation:

(a) each power expressly granted in this MCC Settlement Trust Agreement and any power reasonably incidental thereto;

(b) to receive, hold and administer all the MCC Settlement Trust Assets and to have exclusive possession and control thereof for the purposes set forth in Section 2.2 hereof; provided that the Active Trustee is hereby authorized for and on behalf of the MCC Settlement

Trust to execute and deliver, and cause the MCC Settlement Trust to perform its obligations under, a custody agreement between the MCC Settlement Trust and Wilmington Trust Company, as custodian, substantially in the form attached hereto as Exhibit 6, pursuant to the terms of which Wilmington Trust Company, as custodian, will maintain custody of the MCC Settlement Trust Assets;

(c) to enter into, perform and exercise rights under contracts binding upon the MCC Settlement Trust (but not upon the Active Trustee in its individual capacity) which are reasonably incident to the administration of the MCC Settlement Trust and which the Active Trustee, in the exercise of his judgment, believes to be in the best interests of the MCC Settlement Trust;

(d) to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which any reserves or other cash and property of the MCC Settlement Trust may be deposited, and draw checks or make withdrawals from such accounts, and to pay or distribute such amounts of the MCC Settlement Trust Assets as permitted or required under the Master Settlement Agreement or this MCC Settlement Trust Agreement;

(e) to employ and compensate attorneys (in addition to those attorneys employed and compensated pursuant to Section 4.7(a) hereof), accountants, appraisers, property managers, disbursing agents, brokers, realtors, expert witnesses, insurance adjusters or any successor or other persons whose services may be necessary or advisable in the judgment of the Active Trustee, to advise or assist the Active Trustee in the discharge of its duties as Active Trustee, or otherwise in the exercise of any powers vested in the Active Trustee, and to pay from the MCC Settlement Trust Assets reasonable compensation to such attorneys, accountants, appraisers, property managers, disbursing agents, brokers, realtors, expert witnesses, insurance adjusters or any successor, or other persons (including, when necessary or appropriate, contingent fee or commission based arrangements);

(f) to collect and receive any accounts receivable, income, proceeds of sale, and distributions derived from or relating to the MCC Settlement Trust Assets and to distribute the same to the Qualified Claimants, or to the Claims Reviewer or the Secondary Claims Reviewer, as the case may be, for the account of the Qualified Claimants, in accordance with the terms of the Master Settlement Agreement and this MCC Settlement Trust Agreement;

(g) to pay from the MCC Settlement Trust Assets any and all necessary expenses attributable or relating to the management, maintenance, administration, preservation or liquidation of the MCC Settlement Trust Assets; and

(h) to sue or be sued in connection with any matter arising from or related to the Master Settlement Agreement or this MCC Settlement Trust Agreement that affects in any way the rights or obligations of the MCC Settlement Trust, the Active Trustee or the Qualified Claimants.

4.5 Reporting Duties of the Active Trustee. The Active Trustee shall submit to MCC, the Claimants Representative Committee, the future claimants representative (the “FCR”), the Qualified Claimants and following the effective date of the MCC Plan of Reorganization, the trust created pursuant to the MCC Plan of Reorganization (the “524(g) Trust”) periodic reports relating to the balance of the MCC Settlement Trust Assets, the amount of outstanding payment obligations owing to Qualified Claimants and the Administrative Expenses of the MCC Settlement Trust, as the Claimants Representative Committee, the FCR, the 524(g) Trust or MCC shall reasonably request. The Active Trustee shall provide MCC information and documentation as it may reasonably need to enable MCC to bill and/or collect insurance proceeds. MCC, the FCR, the 524(g) Trust or the Claimants Representative Committee on behalf of the Qualified Claimants shall have the right to conduct a financial audit of the MCC Settlement Trust; provided, however, that neither MCC, the FCR, the 524(g) Trust nor the Claimants Representative Committee shall be entitled to conduct a financial audit prior to ninety (90) days after the Effective Date or more often than annually. The Active Trustee shall prepare, file and mail, or cause to be prepared, filed and mailed any reports, forms or other information or documents that may have to be filed with the Securities and Exchange Commission or any other governmental unit or agency thereof that may be necessary or appropriate. The Active Trustee shall prepare and distribute, or cause to be prepared and distributed any other reports or other information the Active Trustee determines is necessary or appropriate. The right of the Qualified Claimants to receive reports and other information as set forth in this MCC Settlement Trust Agreement is in lieu of the right to access information under Section 3819 of the Delaware Act.

4.6 Investment of the MCC Settlement Trust Assets; Tax Liability. So long as the MCC Settlement Trust exists, the Active Trustee shall, as it deems appropriate, from time to time, invest and reinvest the MCC Settlement Trust Assets in accordance with the investment guidelines attached here as Exhibit 3. The Active Trustee shall have the right to liquidate any investment held, to provide funds necessary to make distributions of the MCC Settlement Trust Assets pursuant to this MCC Settlement Trust Agreement. The Active Trustee shall not have any liability for any loss sustained as a result of any investment made pursuant to this MCC Settlement Trust Agreement or as a result of any liquidation of any investment prior to its maturity, or for electing not to invest or reinvest the MCC Settlement Trust Assets. The MCC Settlement Trust shall pay from the MCC Settlement Trust Assets any and all tax liability arising from the operation of the MCC Settlement Trust and shall meet any and all reporting requirements for such investments as provided in Article VII herein. The Active Trustee shall have the power to exercise all rights with respect to the MCC Settlement Trust’s investments.

4.7 Administrative Expenses.

(a) Authority to Engage Professionals and Administrative Personnel. Each of the Active Trustee and the Delaware Trustee, as applicable, shall have the power to appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, forecasting and other professionals, service providers, or consultants as the business of the MCC Settlement Trust may reasonably require, and to delegate to such persons such powers and authorities as the fiduciary duties of the Active Trustee or the Delaware Trustee, as applicable, permit and as the Active Trustee, or the Delaware Trustee, as applicable, in its reasonable discretion, deems advisable or necessary to carry out the terms of this MCC Settlement Trust Agreement. The Delaware Trustee shall be authorized to employ, among other professionals, [Morris, Nichols, Arsht & Tunnell]. The Active Trustee shall be otherwise authorized to employ, among other professionals, Campbell & Levine, LLC. The Active Trustee shall serve copies of statements and invoices for fees and expenses of the Active Trustee prior to the payment of such statement or invoices, upon the Notice Parties, and in the manner set out therein. The Delaware Trustee shall serve copies of statements and invoices for fees and expenses of the Delaware Trustee and of [Morris, Nichols, Arsht & Tunnell] prior to the payment of such statement or invoices, upon the Notice Parties, and in the manner set out therein. Such statements or invoices may be paid by the Active Trustee from MCC Settlement Trust Assets unless, within ten (10) business days after such service, any of the Notice Parties serves upon the Active Trustee and the other Notice Parties its objection to payment of all or part of such statement or invoice.

(b) Compensation and Expenses of the Active Trustee. The Active Trustee shall receive compensation from the MCC Settlement Trust for his service as Active Trustee at his usual hourly rate in the amount of $500.00 per hour devoted to Trust business. The rates detailed above may be modified with the prior written consent of the Claimants Representative Committee and MCC. The MCC Settlement Trust shall reimburse the Active Trustee as a part of the Administrative Expenses for all reasonable out-of-pocket costs and expenses incurred by the Active Trustee in connection with the performance of his duties hereunder, at the rates detailed above.

(c) Compensation and Expenses of the Delaware Trustee. The Delaware Trustee shall receive compensation from the MCC Settlement Trust for their services as Delaware Trustee at the rates detailed in the fee agreement attached hereto as Exhibit 4. The rates detailed in Exhibit 4 may be modified with the prior written consent of the Claimants Representative Committee and MCC. The MCC Settlement Trust shall reimburse the Delaware Trustee as a part of the Administrative Expenses for all reasonable out-of-pocket costs and expenses incurred by the Delaware Trustee in connection with the performance of their duties hereunder, at the rates detailed in Exhibit 4.

(d) Compensation and Expenses of the Claims Reviewer and the Secondary Claims Reviewer. The Claims Reviewer and the Secondary Claims Reviewer shall each receive compensation from MCC, at no cost to the MCC Settlement Trust, for its service at the rates to be detailed in the fee agreements to be entered into between MCC and each of the Claims Reviewer and the Secondary Claims Reviewer. The rates detailed in such fee agreements may be modified with the prior written consent of the Claimants Representative Committee and MCC. MCC shall reimburse the Claims Reviewer and the Secondary Claims Reviewer for all reasonable out-of-pocket costs and expenses incurred by either in connection with the performance of its duties hereunder, including without limitation the reasonable fees, costs and expenses arising from the retention of legal counsel or other professionals at the rates detailed herein.

(e) Administrative Expenses and Payment Thereof. The Active Trustee shall periodically estimate the funds that are reasonably expected to be necessary to pay administrative expenses incurred or expected to be incurred pursuant to the execution of the Active Trustee’s and the Delaware Trustee’s duties (“Administrative Expenses”). Such Administrative Expenses shall include, without limitation, (i) compensation of the Active Trustee and the Delaware Trustee and any MCC Settlement Trust employees, (ii) payment of all professionals and consultants engaged by the MCC Settlement Trust, the Active Trustee or the Delaware Trustee, (iii) the reimbursement of reasonable expenses of any Claimants Representative Committee

Members, and (iv) the expenses of operating and administering the MCC Settlement Trust. The Active Trustee shall, from time to time, set aside from the MCC Settlement Trust Assets such amounts so determined to be sufficient to pay the Administrative Expenses (the “Administrative Expense Reserve”) and shall not use the Administrative Expense Reserve for any other purpose, except as otherwise required by this MCC Settlement Trust Agreement. Compensation and reimbursement of the Claims Reviewer and the Secondary Claims Reviewer shall be paid by MCC, at no cost to the MCC Settlement Trust, in accordance with Section 4.7(d) herein. To the extent that the amount of funds in the Administrative Expense Reserve is at any time insufficient, the Active Trustee shall pay from the MCC Settlement Trust Assets all expenses, charges, liabilities and obligations of the MCC Settlement Trust, including such debts, liabilities, or obligations as may be payable from the MCC Settlement Trust Assets, interest, taxes, assessments, and public charges of every kind and nature, and the costs, charges and expenses in connection with or arising out of the execution or administration of the MCC Settlement Trust and the MCC Settlement Trust Assets, and such other payments and disbursements as are provided for in the Master Settlement Agreement or this MCC Settlement Trust Agreement or which may be necessary or appropriate charges against the MCC Settlement Trust and the MCC Settlement Trust Assets, and the Active Trustee, in its judgment, may, from time to time, make provision by reserve or otherwise, out of the MCC Settlement Trust Assets, for such amount or amounts as the Active Trustee in its judgment may determine to be necessary or appropriate to meet or satisfy unascertained, unliquidated or contingent liabilities of the MCC Settlement Trust, the Active Trustee or the Delaware Trustee.

4.8 Delaware Trustee. Notwithstanding any other provision of this MCC Settlement Trust Agreement, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Active Trustee described in this MCC Settlement Trust Agreement. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Act.

ARTICLE V

CLAIMANTS REPRESENTATIVE COMMITTEE

5.1 Claimants Representative Committee. There shall be a Claimants Representative Committee, which shall have at least three (3) but no more than seven (7) members (individually, a “Claimants Representative Committee Member” or collectively, the “Claimants Representative Committee”). The initial Claimants Representative Committee Members, and their contact information, are set forth on Exhibit 7 attached hereto. Upon execution of this MCC Settlement Trust Agreement, the Claimants Representative Committee Member may appoint up to two (2) additional Claimants Representative Committee Members who shall also be members of the Claimants Representative Committee. Each additional or replacement Claimants Representative Committee Member shall execute and deliver a counterpart of this MCC Settlement Trust Agreement upon acceptance of such appointment. The resignation, removal, incapacity or death of any or all of the Claimants Representative Committee Members, governed by Section 5.4 below, shall not operate to dissolve or terminate the MCC Settlement Trust.

5.2 Claimants Representative Committee Member as Asbestos Claimants or Law Firm Representative. The Claimants Representative Committee Members may be (i) Asbestos

Claimants so long as they qualify as Qualified Claimants under Section 3.1 of this MCC Settlement Trust Agreement, or (ii) Law Firm Representative.

5.3 Actions by Majority Vote. Unless otherwise specified herein, any action required or permitted to be taken by the Claimants Representative Committee pursuant to this MCC Settlement Trust Agreement shall be taken by the affirmative vote at a meeting or by written consent of not less than a majority of the Claimants Representative Committee. If the Claimants Representative Committee is deadlocked on any vote, the Active Trustee shall cast the tie breaking vote and such determination shall be final. The Claimants Representative Committee shall meet at such times and places as the Claimants Representative Committee deems necessary or appropriate. The Claimants Representative Committee may delegate any of their powers or duties to an individual Claimants Representative Committee Member or a subcommittee of the Claimants Representative Committee, as the Claimants Representative Committee deems necessary or appropriate. In carrying out any of the powers or duties delegated to them, such officers, employees, professionals, agents and representatives shall be entitled to the same rights, claims and protections as the Claimants Representative Committee would have had with respect thereto.

5.4 Resignation and Removal of Claimants Representative Committee Members.

(a) Resignation. A Claimants Representative Committee Member may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the other Claimants Representative Committee Members and the Active Trustee at least forty-five (45) days prior to the date of resignation set forth in the notice of resignation.

(b) Removal. If the Claimants Representative Committee consists of three members, a Claimants Representative Committee Member may be removed with or without cause at any time by the affirmative unanimous vote of both of the other Claimants Representative Committee Members. If there are fewer than three members of the Claimants Representative Committee, a Claimants Representative Committee Member may be removed only by order of the court having jurisdiction over the MCC Settlement Trust. Upon any such removal, such removed Claimants Representative Committee Member shall be entitled to any reimbursement and indemnification set forth in this MCC Settlement Trust Agreement which remain due and owing to such Claimants Representative Committee Member at the time of such removal. Such removal shall be effective when a successor Claimants Representative Committee Member has been duly appointed pursuant to this Section 5.4(c).

(c) Appointment of Successor Claimants Representative Committee Member. If a vacancy in the Claimants Representative Committee occurs whether by death or pursuant to Sections 5.4(a) or 5.4(b) above, the remaining Claimants Representative Committee Members shall promptly select a successor and notify the Active Trustee in writing. If for any reason there are no remaining Claimants Representative Committee Members to select successors, three (3) successor Claimants Representative Committee Members shall be selected by the Active Trustee from among the Law Firm Representatives or Qualified Claimants who meet the requirements set forth in Section 5.2 above.

ARTICLE VI

THE TRUSTEES, CLAIMANTS REPRESENTATIVE COMMITTEE, THE CLAIMS REVIEWER AND THE SECONDARY CLAIMS REVIEWER GENERALLY

6.1 Agreement of Parties to Serve in Their Respective Capacities. The Active Trustee, the Delaware Trustee, each of the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer agree to act as the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer respectively, of the MCC Settlement Trust pursuant to the terms of the Master Settlement Agreement and this MCC Settlement Trust Agreement. The Active Trustee, the Delaware Trustee, each of the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer shall have and shall exercise the rights and powers granted in this MCC Settlement Trust Agreement and the Master Settlement Agreement and shall be charged solely with the performance of the duties declared in this MCC Settlement Trust Agreement and the Master Settlement Agreement on the part of the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer respectively. The Active Trustee also agrees to receive and disburse all funds actually received by the Active Trustee constituting part of the MCC Settlement Trust Assets pursuant to the terms of the Master Settlement Agreement and this MCC Settlement Trust Agreement.

6.2 No Implied Duties. The Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer shall not manage, control, use, sell, dispose, collect or otherwise deal with the MCC Settlement Trust Assets or otherwise take any action hereunder except as expressly provided in this MCC Settlement Trust Agreement and the Master Settlement Agreement, and no implied duties or obligations at law, in equity or otherwise, whatsoever of the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer shall be read into this MCC Settlement Trust Agreement or the Master Settlement Agreement. Except as otherwise expressly provided in this MCC Settlement Trust Agreement, the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer shall have no duties or obligations under any law, including without limitation, laws or statutes otherwise applicable to trustees or trusts in equity or otherwise.

6.3 Liabilities of MCC Settlement Trust. The MCC Settlement Trust, the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer shall have no liabilities whatsoever except (a) in accordance with this MCC Settlement Trust Agreement and the Master Settlement Agreement and (b) the obligation to pay and reimburse the Trustees, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer and the officers, employees, professionals, agents and representatives of the MCC Settlement Trust in accordance with this MCC Settlement Trust Agreement.

6.4 No Recourse Against the Trustees, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer. No recourse shall ever be had, directly or indirectly, against the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer and the Secondary Claims Reviewer or any of the officers, employees, professionals, agents or representatives of the MCC Settlement Trust, whether by legal, equitable or other proceedings, by virtue of any law, statute, regulation or otherwise, or by virtue of any indebtedness of MCC or the MCC Settlement Trust, it being expressly understood and agreed that all liabilities of the MCC Settlement Trust shall be enforceable only against and be satisfied only out of the MCC Settlement Trust Assets or shall be evidence only of a right to payment out of the MCC Settlement Trust Assets, as the case may be.

6.5 Limitation on Liability. No provision of the Master Settlement Agreement or this MCC Settlement Trust Agreement shall be construed to impose any liability upon the Trustees, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer, the Secondary Claims Reviewer or the officers, employees, professionals, agents or representatives of the Trustees or the MCC Settlement Trust unless it shall be proven that the actions or omissions of such persons or entity constituted willful misconduct in the exercise of, or failure to exercise, any right or power under the Master Settlement Agreement or this MCC Settlement Trust Agreement; provided that notwithstanding anything herein or in the Master Settlement Agreement to the contrary, in no event shall any of the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer be liable for the acts, omissions or other conduct, whether negligent or willful, of any of each other.

6.6 Reliance on Certificates or Opinions. In the absence of willful misconduct on the part of the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer and the Secondary Claims Reviewer, each of the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, each Claimants Representative Committee Member, the Claims Reviewer and the Secondary Claims Reviewer respectively may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any certificates or opinions conforming to the requirements of the Master Settlement Agreement or this MCC Settlement Trust Agreement furnished to one of them by another of them.

6.7 Discretion of the Active Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer. Except as otherwise expressly provided in the Master Settlement Agreement or this MCC Settlement Trust Agreement, the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer, within the limitations and restrictions expressed and imposed in the Master Settlement Agreement and this MCC Settlement Trust Agreement, may act freely under all or any of the rights, powers and authority conferred in the Master Settlement Agreement or this MCC Settlement Trust Agreement in all matters concerning the

MCC Settlement Trust and the MCC Settlement Trust Assets, after forming their respective business judgment based upon the circumstances of any particular question or situation as to the course to pursue, without the necessity of obtaining the consent or permission or authorization of the Qualified Claimants, MCC or of any official or officer; and the rights, powers and authority conferred on the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer by the Master Settlement Agreement and this MCC Settlement Trust Agreement are conferred in contemplation of such freedom of business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer shall not be liable for any error of judgment, unless it shall be proved that the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer, as the case may be, acted in a manner which constituted willful misconduct.

6.8 Genuineness of Documents. The Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer and the officers, employees, professionals, agents and representatives of the Active Trustee, the Delaware Trustee, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer and/or the MCC Settlement Trust may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by them to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.9 Retention of Professionals. The Active Trustee may consult with legal counsel and with independent public accountants and other professionals or experts. The Active Trustee shall not be liable for any action taken or suffered by him or omitted to be taken by him without willful misconduct in reliance on any opinion or certification of such accountants or in accordance with the advice of such counsel or other professionals or experts, provided that such accountants, counsel and experts were selected and retained in accordance with the Master Settlement Agreement and this MCC Settlement Trust Agreement.

6.10 Reliance on the Active Trustee or the Claimants Representative Committee. No entity dealing with the Active Trustee or the Claimants Representative Committee, or any Claimants Representative Committee Members, or the officers, employees, professionals, agents or representatives of the MCC Settlement Trust shall be obligated to see to the application of any funds, securities, or other property paid or delivered to any of them or the MCC Settlement Trust or to inquire into the expediency or propriety of any transaction or the right, power or authority of the Active Trustee, the Claimants Representative Committee, or any Claimants Representative Committee Members to enter into or consummate any transaction upon such terms as the Active Trustee, the Claimants Representative Committee, or any Claimants Representative Committee Members deem necessary or appropriate. Entities dealing with the Active Trustee, the Claimants Representative Committee, or any Claimants Representative Committee Members, and the officers, employees, professionals, agents or representatives of the MCC Settlement Trust shall look only to the MCC Settlement Trust Assets to satisfy any liability incurred by any of them to such entities in carrying out the terms of the Master Settlement Agreement and this MCC Settlement Trust Agreement, and, except as otherwise expressly provided herein, the Active Trustee, the Claimants Representative Committee, each Claimants Representative Committee Member, and the officers, employees, professionals, agents or representatives of the Active Trustee or the MCC Settlement Trust shall have no personal, individual or corporate obligation to satisfy any such liability.

6.11 Indemnification of Trustees and Agents. The MCC Settlement Trust shall indemnify and hold harmless to the full extent of the MCC Settlement Trust Assets any individual or entity who or which is in his or its business judgment required to prosecute or defend any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, whether in a bankruptcy case, proceeding or otherwise, through participation in such bankruptcy case, proceeding or otherwise (including attendance, or having counsel attend, participate in, or monitor any hearing, discovery or other process) or by reason of the fact that such individual or entity is or was a Trustee or the Claimants Representative Committee, a Claimants Representative Committee Member or the Claims Reviewer or the Secondary Claims Reviewer or an officer, employee, professional, agent or representative of a Trustee or the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer, the Secondary Claims Reviewer, the MCC Settlement Trust, including, without limitation, any challenge to the structure of the MCC Settlement Trust or any payments made or to be made thereunder from and against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such entity in connection with such action, suit or proceeding, including appeals thereof, if such individual or entity acting without willful misconduct in the exercise and performance of any power or duties of such entity in accordance with the Master Settlement Agreement and this MCC Settlement Trust Agreement.

6.12 Payment of Expenses. Expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to above may be paid by the MCC Settlement Trust in advance of the final disposition of such action, suit or proceeding, upon an undertaking by the appropriate Trustee, a Claimants Representative Committee Member, the Claims Reviewer, the Secondary Claims Reviewer, officer, employee, professional, agent or representative of the MCC Settlement Trust to repay such amount if it shall ultimately be determined that such entity is not entitled to be indemnified.

6.13 Release of the Claimants Representative Committee and the Claimants Representative Committee Members. Each of the MCC Entities and the MCC Settlement Trust hereby release the Claimants Representative Committee and each Claimants Representative Committee Member from any and all activities in connection with negotiation, execution and delivery, but not enforcement, of this MCC Settlement Trust Agreement and the Master Settlement Agreement.

6.14 Release of the MCC Entities and the MCC Settlement Trust. The Claimants Representative Committee and each Claimants Representative Committee Member hereby release the MCC Entities and the MCC Settlement Trust from any and all activities in connection with the negotiation, execution and delivery, but not enforcement, of this MCC Settlement Trust Agreement and the Master Settlement Agreement.

ARTICLE VII

TAX PROVISIONS

7.1 Income Tax Status. The Active Trustee is authorized to take any action that may be necessary or appropriate to (i) maximize any potential tax benefit to MCC and the Qualified Claimants and (ii) minimize any potential tax liability of MCC and the Qualified Claimants arising out of the operations of the MCC Settlement Trust. For all federal income tax purposes, consistent valuations shall be used by the MCC Settlement Trust and MCC for the transferred MCC Settlement Trust Assets. The MCC Settlement Trust is intended to be a grantor trust for U.S. federal income tax purposes, and accordingly, MCC shall be treated as the owner of the MCC Settlement Trust Assets for all U.S. federal income tax purposes.

7.2 Tax Returns and Reports. The Active Trustee shall cause to be prepared and timely filed, at the cost and expense of the MCC Settlement Trust, such tax returns with the Internal Revenue Service (and any state or local taxing authorities) as may be required by law by virtue of the existence and operation of the MCC Settlement Trust and shall pay any taxes shown as due thereon. Within the later of forty-five (45) days after the end of each calendar year and forty-five (45) days after receiving a request from a Qualified Claimant, the MCC Settlement Trust shall cause to be prepared and mailed to a Qualified Claimant such tax returns, reports or schedules as may be required by law and such other information as may be reasonably requested by such Qualified Claimant in writing to enable such Qualified Claimant to complete and file his, her, or its federal, state and local income and other tax returns.

7.3 Tax Distributions. The Active Trustee shall, within 120 days of the end of the MCC Settlement Trust’s taxable year, pay to MCC an amount equal to MCC’s direct out-of-pocket tax liability, if any, resulting from taxable income with respect to the MCC Settlement Trust Assets that was not distributed to Qualified Claimants during the taxable year pursuant to the terms of this Agreement after giving effect to all loss carryforwards of MCC determined on a separate company basis so that MCC may pay its federal, state and local income taxes and, without duplication, any amounts due under any tax sharing agreement between MCC and Crane, with respect to such taxable income. For purposes of the preceding sentence, in any taxable year distributions to Qualified Claimants shall be deemed to have been made first from the income of the MCC Settlement Trust for that taxable year (regardless of when distributed).

7.4 Withholding. The MCC Settlement Trust may withhold from the amount distributable from the MCC Settlement Trust at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the distributee or upon the MCC Settlement Trust with respect to the amount distributable or to be distributed as required by any income tax law of the United States or any regulation promulgated thereunder, or as required by any state or political subdivision or entity by reason of any distribution.

7.5 Tax Duties of the Active Trustee. The Active Trustee shall cause a Federal Employer Identification Number (“FEIN”) for the MCC Settlement Trust to be obtained and shall cause annual income tax returns to be filed on behalf of the MCC Settlement Trust on the basis of a December 31 year end. The Active Trustee shall take all steps necessary to ensure that any tax obligations imposed upon the MCC Settlement Trust are paid and otherwise comply with any reporting obligation of the MCC Settlement Trust. To the extent necessary to satisfy this objective, the Active Trustee is hereby authorized, among other things: (1) to obtain a tax identification number for the MCC Settlement Trust; (2) to communicate with the Internal Revenue Service and state and local taxing authorities on behalf of the MCC Settlement Trust; (3) to make payment of taxes on behalf of the MCC Settlement Trust (which taxes will be paid out of the MCC Settlement Trust Assets); and (4) to file all applicable tax returns for the MCC Settlement Trust.

ARTICLE VIII

DISSOLUTION

8.1 Events of Dissolution. The MCC Settlement Trust shall be dissolved upon the earlier to occur of the following:

(a) the determination by the Active Trustee, MCC and the Claimants Representative Committee that there has been performance and completion of all obligations and duties of the MCC Settlement Trust and the Active Trustee under the Master Settlement Agreement and this MCC Settlement Trust Agreement, including, without limitation, the payment in full of all the Qualified Claimants’ Settlement Amounts payable by the MCC Settlement Trust as set forth in the Master Settlement Agreement and this MCC Settlement Trust Agreement;

(b) the distribution of all of the MCC Settlement Trust Assets to the Qualified Claimants as set forth in the Master Settlement Agreement and this MCC Settlement Trust Agreement;

(c) the transfer of the MCC Settlement Trust Assets to a successor trust as provided in a confirmed MCC Plan of Reorganization or other order of a court of competent jurisdiction that provides for a successor trust, preserves the rights of the beneficiaries hereunder and provides for the transfer of the MCC Settlement Trust Assets to such successor trust; and

(d) the twenty-first (21) year anniversary from the Effective Date of this MCC Settlement Trust Agreement.

8.2 Winding Up of the MCC Settlement Trust.

(a) Upon the dissolution of the MCC Settlement Trust pursuant to Section 8.1(a)-(d) above, the Active Trustee, after satisfaction of all liabilities to creditors of the MCC Settlement Trust, shall distribute any remaining MCC Settlement Trust Assets to a trust, pursuant to a confirmed MCC Plan of Reorganization, or as a court of competent jurisdiction may otherwise direct. If no MCC Plan of Reorganization is confirmed and no court otherwise directs payment within twenty-one (21) years from the Effective Date of this MCC Settlement Trust

Agreement, the Active Trustee shall (i) distribute all remaining MCC Settlement Trust Assets to a charity selected by the Claimants Representative Committee that is qualified under Section 501(c)(3) of the Internal Revenue Code or 1986, as amended; and (ii) promptly take all necessary action to release all liens or other security interests filed with respect to the MCC Trust Assets, including, without limitation, the filing of UCC-3 termination statements.

(b) Upon completion of the winding up of the MCC Settlement Trust’s affairs pursuant to Section 8.1(a) above, a Certificate of Cancellation shall be filed with the Office of the Secretary of State of the State of Delaware, which Certificate of Cancellation shall be executed by the Active Trustee.

ARTICLE IX

GENERAL PROVISIONS

9.1 Interpretation, Headings. Except where the context otherwise requires, words importing the masculine shall include the feminine and the neutral and vice versa, if appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations. The section headings contained in this MCC Settlement Trust Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this MCC Settlement Trust Agreement.

9.2 Irrevocability. Upon the Effective Date, the MCC Settlement Trust shall be irrevocable by MCC.

9.3 Amendments and Waivers. No modification or amendment of any provision of the MCC Settlement Trust Agreement shall be valid unless the same is in writing and signed by the Active Trustee, MCC and the Claimants Representative Committee and sent to all Notice Parties; provided that the Claimants Representative Committee shall give prompt notice of any amendment or modification to this MCC Settlement Trust Agreement which is material in the Claimants Representative Committee’s business judgment to all beneficiaries hereunder and each such beneficiary’s respective Law Firm Representative in accordance with Section 4.1(c) and 9.7 of the Master Settlement Agreement; and provided further that no amendment shall adversely affect the rights, duties, obligations, liabilities or immunities of the Delaware Trustee without the consent of the Delaware Trustee. No notice of any such modification or amendment shall be required to be given any beneficiary of the MCC Settlement Trust (or his or her representative) if that beneficiary’s Settlement Amount payable by the MCC Settlement Trust pursuant to the Master Settlement Agreement and this MCC Settlement Trust Agreement has been satisfied in full. Without limiting any of the foregoing, neither any failure by any Party to timely deliver anything required or contemplated to be delivered concurrently with this MCC Settlement Trust Agreement or the Master Settlement Agreement, nor any forbearance or failure by any other Party to object to any such omission, shall constitute or be construed as waiving the former Party’s obligation to deliver such item.

9.4 Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes: (i) if mailed, three (3) calendar days after being deposited, postage prepaid, in the United States Mail, and sent via registered or certified mail; (ii) if delivered by express courier, one (1) business day after being delivered to such courier; or (iii) if delivered in person or via facsimile subject to written confirmation of transmission, the same day as the delivery, provided that notices issued to the MCC Settlement Trust shall be deemed received on the date actually received by the MCC Settlement Trust. Notice to the Claimants Representative Committee shall be deemed notice to each and every beneficiary of the MCC Settlement Trust, and the Claimants Representative Committee shall provide actual notice to the beneficiaries in accordance with Section 4.1(b) of the Master Settlement Agreement. Notices shall be addressed as follows:

If to MCC:	With a copy, which shall not constitute notice, to:

MCC Holdings, Inc. 100 First Stamford Place Stamford, Connecticut 06902 Facsimile No.: (203) 363-7350 Attention: Secretary	Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Facsimile No.: (212) 351-5291 Attention: Richard M. Cieri

If to the Active Trustee:	With a copy, which shall not constitute notice, to:

Mark M. Gleason Gleason & Associates, P.C. 313 Sixth Avenue, Third Floor Pittsburgh, Pennsylvania 15222 Facsimile No.: (412) 391-1192	Campbell & Levine, LLC 1700 Grant Building Pittsburgh, Pennsylvania 15219 Facsimile No.: (412) 261-5066 Attention: Philip E. Milch

If to the Claimants Representative Committee:	With a copy, which shall not constitute notice, to:

Weitz & Luxenberg, P.C.

180 Maiden Lane

New York, New York 10038

Facsimile No.: (212) 344-5461

Attention: Perry Weitz

AND

Cooney & Conway

120 N LaSalle St., # 3000

Chicago, Illinois 60602

Facsimile No.: (312) 236-6166

Attention: John D. Cooney

Stutzman, Bromberg, Esserman & Plifka 2323 Bryan Street, Suite 2200 Dallas, Texas 75201 Facsimile No.: (214) 969-4999 Attention: Sander L. Esserman

If to the Delaware Trustee:	With a copy, which shall not constitute notice, to:

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Facsimile No.: (302) 636-4148 Attention: Emmett R. Harmon	_________________________ _________________________ _________________________ Facsimile No.: (___) _______________ Attention: ________________________

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Counsel to any Party may give notices, requests, demands, claims and other communications hereunder on behalf of such Party.

9.5 Successors and Assigns. This MCC Settlement Trust Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this MCC Settlement Trust Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of MCC, the Active Trustee, and the Claimants Representative Committee.

9.6 Entire Agreement. This MCC Settlement Trust Agreement and the Master Settlement Agreement (including the documents, exhibits and attachments referred to herein) contain the complete and entire understanding of the Parties with respect to the subject matter hereof, and no changes shall recognized as valid unless they are made as required by Section 9.3 herein.

9.7 Counterparts. This MCC Settlement Trust Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.8 Governing Law. This MCC Settlement Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance; provided, however, that there shall not be applicable to the MCC Settlement Trust, the Trustees or this MCC Settlement Trust Agreement, any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees.

9.9 Severability. Any term or provision of this MCC Settlement Trust Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, or the validity or the enforceability of the remaining terms and provisions, unless the invalidity or unenforceability of such provision will materially change the purpose or effect of this MCC Settlement Trust Agreement.

9.10 Authority to Execute and Perform. MCC has full right, power and authority to execute and perform this MCC Settlement Trust Agreement and the other agreements and undertakings contemplated herein in all material respects.

9.11 Further Assurances. MCC shall execute, acknowledge, deliver, file and record any and all such writings and take any and all such other actions, as the Active Trustee may consider reasonably necessary, appropriate or helpful in order to further evidence, effectuate, secure and perfect the benefits to be afforded to the Active Trustee and the Qualified Claimants as contemplated in this MCC Settlement Trust Agreement and the Master Settlement Agreement.

* * * * *

(signature pages follow)

IN WITNESS WHEREOF, the Parties hereto have caused this MCC Settlement Trust Agreement to be duly executed on each of the dates set forth below by their authorized representative as indicated below, but effective for all purposes as of the Effective Date.

MCC HOLDINGS, INC.		CLAIMANTS REPRESENTATIVE COMMITTEE

By:	/s/ Augustus I. duPont	MOTLEY RICE LCC
Name:	Augustus I. duPont

Title:	Vice President	/s/ Joseph Rice
Date: October 21, 2004		By:	Joseph Rice
		Title:	Managing Member
		Date:	10-21-04

BARON & BUDD, P.C.

/s/ Russell W. Budd
		By:	Russell W. Budd
		Title:	President
		Date:	10-21-04

PROVOST & UMPHREY LAW FIRM, L.L.P.

/s/ Bryan O. Blevins, Jr.
		By:	Bryan O. Blevins, Jr.
		Title:	Partner
		Date:	10-21-04

KAZAN, MCCLAIN, ABRAMS, FERNANDEZ, LYONS & FARRISE, A PROFESSIONAL LAW CORPORATION

/s/ Steven Kazan
		By:	Steven Kazan
		Title:	Managing Partner
		Date:	10-21-04

COONEY & CONWAY

/s/ John Cooney
		By:	John Cooney
		Title:	Partner
		Date:	10-21-04

S-1

WEITZ & LUXENBERG, P.C.

/s/ Perry Weitz
		By:	Perry Weitz
Title:
		Date:	10-21-04

WATERS & KRAUS, LLP

/s/ Peter A. Kraus
		By:	Peter A. Kraus
		Title:	Managing Partner
		Date:	10-21-04

SILBER PEARLMAN LLP

/s/ Steven T. Baron
		By:	Steven T. Baron
		Title:	Partner
		Date:	10-21-04

BERGMAN & FROCKT

/s/ Matthew Bergman
		By:	Matthew Bergman
		Title:	President
		Date:	10-21-04

MARK M. GLEASON as Active Trustee		WILMINGTON TRUST COMPANY as Delaware Trustee

/s/ Mark M. Gleason
Mark M. Gleason		By:	/s/ Joseph B. Fell
		Name:	Joseph B. Fell
Date:	10-21-04	Title:	Assistant Vice President
		Date:	10-21-04

S-2

SCHEDULE 1

SCHEDULE OF EXHIBITS

Exhibit 1	-	Master Settlement Agreement

Exhibit 2	-	Qualified Claimants

Exhibit 3	-	Investment Guidelines

Exhibit 4	-	Delaware Trustee Fee Agreement

Exhibit 5	-	Certificate of Trust

Exhibit 6	-	Custody Agreement

Exhibit 7	-	Claimants Representative Committee

Exhibit 8	-	Form of Crane Note

Exhibit 9	-	Form of MCC Assignment

Schedule 1

EXHIBIT 1

MASTER SETTLEMENT AGREEMENT

[Separately filed]

1-1

EXHIBIT 2

QUALIFIED CLAIMANTS

[To be attached]

2-1

EXHIBIT 3

INVESTMENT GUIDELINES

I.	United States-Direct Obligations (e.g., Treasury Bills, Notes and Bonds). Any United States direct obligation that has a maturity of not more than 2 years from the date of purchase.

II.	Government Agencies and Instrumentalities-Direct or Indirect Obligations (e.g., notes issued by the Federal Home Loan Bank and Federal National Mortgage Association). Any government agency or instrumentality direct or indirect obligation that has a maturity of not more than 2 years from the date of purchase.

III.	Commercial Paper. Any commercial paper note of a foreign or domestic corporation that has a maturity of not more than six months and that is rated no lower than A-1 by S&P or P-1 by Moody’s.

IV.	Medium Term Notes. Any promissory note of a domestic corporation that has a maturity of not more than 2 years from the date of purchase and that is rated not lower than A by S&P or Moody’s.

V.	Bank Securities. Any foreign or domestic banker’s acceptance, certificate of deposit, time deposit or note that has a maturity of not more than 1 year from the date of purchase and that is rated no lower than A by Moody’s or S&P.

VI.	Municipal Securities. Any issue that includes direct or indirect obligations of any state, county, city or other qualifying entity. A short-term issue may be rated no lower than MIG 1 or SP-1; a long-term issue may be rated no lower than A by S&P or Moody’s. Issues must have a maturity or redemption option of not more than 2 years from the date of purchase.

VII.	Money Market Fund. Any money market fund that has minimum net assets of $500 million and an average portfolio maturity of not more than 180 days.

VIII.	Other (e.g., U.S. dollar asset-backed securities, private placements, U.S. dollar obligations of foreign governments, supra-national organizations, and domestic and foreign corporations). Any other investment that has a maturity of not less than 1 year from the date of purchase and that is rated no lower than A by Moody’s or S&P.

3-1

EXHIBIT 4

DELAWARE TRUSTEE FEE AGREEMENT

[To be attached]

4-1

EXHIBIT 5

CERTIFICATE OF TRUST

[To be attached]

5-1

EXHIBIT 6

CUSTODY AGREEMENT

[To be attached]

6-1

EXHIBIT 7

CLAIMANTS REPRESENTATIVE COMMITTEE

Motley Rice LLC

Baron & Budd, P.C.

Provost & Umphrey Law Firm, L.L.P.

Kazan, McClain, Abrams, Fernandez, Lyons & Farrise, A Professional Law Corporation

Cooney & Conway

Weitz & Luxenberg, P.C.

Waters & Kraus, LLP

Silber Pearlman LLP

Bergman & Frockt

7-1

EXHIBIT 8

FORM OF CRANE NOTE

CRANE CO.

DEMAND NOTE

$270,000,000.00	October 21, 2004

FOR VALUE RECEIVED, CRANE CO., a Delaware corporation (“Crane”), hereby unconditionally promises to pay, ON DEMAND, to the order of MCC Holdings, Inc. (“MCC”), f/k/a Mark Controls Corporation, a Delaware corporation and wholly-owned subsidiary of Crane, or its assignee (the “Holder”), at such place designated in writing at any time by the Holder hereof, the principal sum of Two Hundred and Seventy Million Dollars ($270,000,000.00), together with interest thereon at the rate of 1.77% per annum from the date hereof until paid in full, in lawful money of the United States. This note is a full recourse note and is being issued pursuant to, and subject to the terms of, that certain settlement agreement (the “Master Settlement Agreement”) relating to the settlement of certain asbestos claims against MCC and that certain settlement trust agreement (the “Settlement Trust Agreement”) relating to the administration and payment of claims settled pursuant to the Master Settlement Agreement. Notwithstanding anything in herein to the contrary, the Holder’s right to make demand on amounts owing under this Note shall not be effective until February 23, 2005. Thereafter, the aggregate principal amount outstanding, together with all interest incurred thereon and all other fees and costs, shall be due and payable ON DEMAND and Crane agrees that the Holder may make demand, at any time and from time to time, in the exercise of the Holder’s sole discretion. The Holder’s right to make demand is a continuing right, and acceptance by the Holder of any payment after demand shall not be deemed a waiver of such right to make demand on any other occasion. In case any payment herein provided for shall not be paid when due, Crane promises to pay all costs of collection or enforcement of this Note, including, without limitation, court costs and all reasonable attorney’s fees and expenses incurred or paid by the Holder in enforcing Crane’s obligations hereunder. Amounts owing under this Note may be prepaid, in whole or in part, without the Holder’s prior written consent, at any time.

This Note may not be assigned by Crane without the consent of the Holder and may not be assigned by the Holder without Crane’s consent; provided, however, that nothing herein shall prohibit (1) the assignment of this Note by MCC to the MCC Settlement Trust (as defined in the Settlement Trust Agreement), or the assignment of this Note by the MCC Settlement Trust to MCC, in each case in accordance with the terms of the Settlement Trust Agreement, or (2) the assignment of this Note by MCC or the MCC Settlement Trust to a trust formed pursuant to Section 524(g) of the U.S. Bankruptcy Code (the “Code”) in connection with MCC’s proposed filing of a plan of reorganization under Chapter 11 of the Code, or any trust that is a successor thereto. The remedies of Holder as provided herein shall be cumulative and concurrent with all other remedies provided by law or in equity and may be pursued singly, successively or together at the sole direction of the Holder and may be exercised as often as occasion therefor shall arise. Any waiver or release hereunder shall only be effective as set forth in a written document executed by Holder and then

______

Initials

8-1

only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. Crane hereby waives presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting the amounts due under this Note and agrees that the Holder shall not be required first to initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Note. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. This Note shall be binding on the successors and assigns of Crane. If any terms or provisions of this Note are deemed invalid, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

[Signature on following page]

______

Initials

8-2

IN WITNESS WHEREOF, Crane has executed this Note as of the date written above.

CRANE CO.

By:
Eric C. Fast President and Chief Executive Officer

8-3

EXHIBIT 9

FORM OF MCC ASSIGNMENT

ASSIGNMENT OF NOTE

FOR VALUE RECEIVED, the undersigned, the original or successor holder under that certain demand note to which this Assignment is affixed (the “Note”), absolutely assigns, transfers, endorses, negotiates, and sets over to and makes payable to the order of the MCC Settlement Trust (as defined below), as assignee, without recourse representation or warranty of any kind, the Note, all principal, interest and other sums due or to become due under the Note, and all other rights of any nature accrued or to accrue under the Note. The “MCC Settlement Trust” means that certain settlement trust established pursuant to that certain MCC Settlement Trust Agreement dated the date hereof by and among MCC Holdings, Inc., f/k/a Mark Controls Corporation, a Delaware corporation, the Trustees (as defined therein) and the Claimants Representative Committee (as defined therein). Notwithstanding the foregoing, the undersigned hereby represents that the undersigned is the lawful holder of the Note, which Note has an outstanding principal balance of $270,000,000.00 and is not subject to any liens, charges or encumbrances.

Dated: As of October 21, 2004.

MCC HOLDINGS, INC., f/k/a MARK CONTROLS CORPORATION

By:
Name: Augustus I. duPont
Title: Vice President and Secretary

Crane Co. consents to the foregoing Assignment of Note and confirms that the Note has an outstanding principal balance of $270,000,000.00, that it has not previously prepaid the Note in whole or in part and that it has not consented to any prior assignment of the Note.

CRANE CO.

By:
Name: Eric C. Fast
Title: President and Chief Executive Officer

9-1